Exhibit 99.1

Newtek Business Services Receives Nasdaq Determination Letter

New York, N.Y. - August 15, 2008 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small- and medium-sized business market, today announced that on August 13, 2008 it received a Nasdaq Staff Deficiency Letter indicating that for the last 30 consecutive trading days, the bid price for Newtek’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market. The notification from Nasdaq does not have an effect on the listing of the Company’s stock at this time.

In accordance with Marketplace Rule 4450(a)(5), Newtek has 180 calendar days, or until February 9, 2009, to regain compliance. If Newtek does not regain compliance by February 9, 2009, Nasdaq will provide written notification that Newtek’s stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to the Nasdaq Listing Qualifications Panel.

The Company intends to actively monitor the closing bid price for its common stock, and will consider all available options to resolve the deficiency to regain compliance with the Nasdaq minimum bid requirement.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek™ brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses, and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 90,000 customers, and has positioned the Newtek™ brand as a one-stop-shop provider of business services to the small- and medium-sized business market. According to the U.S. Small Business Administration, there are over 26.8 million small businesses in the United States, which in total represent 99.7 percent of all employer firms.

Newtek’s business service lines include:

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Electronic Payment Processing: Electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	Business Lending: Broad array of lending products including SBA 7(a), conventional commercial real estate and SBA 504 loans, business lines of credit, and business credit cards.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.newtekbusinessservices.com.

Contact:

Newtek Business Services, Inc.

Jayne L. Cavuoto

Director, Investor Relations

212-273-8193

jcavuoto@newtekbusinessservices.com